State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GYROTRON TECHNOLOGY, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF APRIL, A.D. 2000, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State

2889452 8100

001197555

AUTHENTICATION: 0388210

DATE: 04-18-00

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/17/2000
001197555 - 2889452

**CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
GYROTRON TECHNOLOGY, INC.**

**Pursuant to Section 242 of the General
Corporation Law of the State of Delaware**

Gyrotron Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1. Gyrotron Technology, Inc. (the "Corporation"), is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on April 30, 1998.

2. ARTICLE FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is ten million (10,000,000) shares, all of which shall be designated Common Stock, par value $.001 per share (hereinafter the "Common Stock")."

3. Each share of common stock of the Corporation, par value $.01 issued and outstanding as of the date of this Amendment shall be converted and subdivided into two thousand five hundred (2,500) shares of Common Stock.

4. This Amendment to the Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the 14 day of April, 2000.

Vladislav Sklyarevich
Vladislav Sklyarevich
President

KL2:2019037.2